Exhibit 10.4

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “IP Agreement”) is made as of the 31st day of March, 2008 by and between GLOBALOPTIONS GROUP, INC., a Delaware corporation, with offices at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019 (“Grantor”), and SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 8020 Towers Crescent Drive, Suite 475, Vienna, Virginia 22182 (“Lender”).

RECITALS

A.           Lender has agreed to make advances of money and to extend certain financial accommodations to GLOBALOPTIONS, INC., a Delaware corporation (“Global”), and THE BODE TECHNOLOGY GROUP, INC., a Delaware corporation (“Bode”) (Global and Bode are jointly and severally, individually and collectively, referred to herein as “Borrower”), pursuant to a certain Fourth Amended and Restated Loan and Security Agreement dated of even date herewith, by and among Global, Bode, and Lender, and as may be further amended from time to time (as amended, the “Loan Agreement”).  In addition to being secured by the terms of the Loan Agreement, the Loan is guaranteed by Grantor pursuant to a certain Unconditional Guaranty dated as of even date herewith (as amended, the “Guaranty”), which is secured pursuant to the terms of a certain Security Agreement dated of even date herewith, between Grantor and Lender (as amended, the “Security Agreement”).  Lender is willing to enter into certain financial accommodations with Borrower and Grantor, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in certain Copyrights, Trademarks, Patents, and Mask Works, and other assets, to secure the obligations of Grantor under the Guaranty and the Security Agreement.  Defined terms used but not defined herein shall have the same meanings as in the Loan Agreement.

B.           Pursuant to the terms of the Security Agreement, Grantor has granted to Lender a security interest in all of Grantor’s right title and interest, whether presently existing or hereafter acquired in, to and under all of the Collateral (as defined therein).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of Borrower’s and Grantor’s Indebtedness (as defined below), Grantor hereby represents, warrants, covenants and agrees as follows:

1.           Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Borrower’s and Grantor’s present or future indebtedness, obligations and liabilities to Lender (hereinafter, the “Indebtedness”), including, without limitation, under the Loan Agreement, the Guaranty and the Security Agreement, Grantor hereby grants a security interest in all of Grantor’s right, title and interest in, to and under its registered and unregistered intellectual property collateral (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a)           Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished, registered or unregistered, and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on EXHIBIT A attached hereto (collectively, the “Copyrights”);

(b)           Any and all trade secret rights, including any rights to unpatented inventions, know-how, operating  manuals, license rights and agreements, and confidential information, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

(d)           All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on EXHIBIT B attached hereto (collectively, the “Patents”);

(e)           Any trademark and service mark rights, slogans, trade dress, and tradenames, trade styles,  whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on EXHIBIT C attached hereto (collectively, the “Trademarks”);

(f)           All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on EXHIBIT D attached hereto (collectively, the  “Mask Works”);

(g)           Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)           All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights, including, without limitation those set forth on EXHIBIT E attached hereto (collectively, the “Licenses”); and

(i)           All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j)           All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2.           Authorization and Request.  Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this IP Agreement, and any amendments thereto, or copies thereof.

3.           Covenants and Warranties.  Grantor represents, warrants, covenants and agrees as follows:

(a)           Grantor is now the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor to its customers in the ordinary course of business.

(b)           Performance of this IP Agreement does not conflict with or result in a breach of any material agreement to which Grantor is bound.

(c)           During the term of this IP Agreement, Grantor will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor in the ordinary course of business or as set forth in this IP Agreement;

(d)           To its knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

(e)           Grantor shall promptly advise Lender of any material adverse change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent, Copyright, or Mask Work specified in this IP Agreement;

(f)           Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights, and Mask Works and promptly advise Lender in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate.

(g)           Grantor shall take such further actions as Lender may reasonably request from time to time to perfect or continue the perfection of Lender’s interest in the Intellectual Property Collateral;

(h)           This IP Agreement creates, and in the case of after acquired Intellectual Property Collateral this IP Agreement will create, at the time Grantor first has rights in such after acquired Intellectual Property Collateral, in favor of Lender a valid and perfected first priority security interest and collateral assignment in the Intellectual Property Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement;

(i)           To its knowledge, except for, and upon, the filing of UCC financing statements, or other notice filings or notations in appropriate filing offices, if necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (a) for the grant by Grantor of the security interest granted hereby, or for the execution, delivery or performance of this IP Agreement by Grantor in the U.S. or (b) for the perfection in the United States or the exercise by Lender of its rights and remedies thereunder;

(j)           All information heretofore, herein or hereafter supplied to Lender by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects.

(k)           Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Lender’s prior written consent, which consent shall not be unreasonably withheld.  Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interest in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

(l)           Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Lender in writing of any event that materially adversely affects the value of any material Intellectual Property Collateral, the ability of Grantor to dispose of any material Intellectual Property Collateral or the rights and remedies of Lender in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

4.           Lender’s Rights.  Lender shall have the right, but not the obligation, to take, at Grantor’s sole expense, any actions that Grantor is required under this IP Agreement to take but which Grantor fails to take, after fifteen (15) days’ notice to Grantor.  Grantor shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

5.           Inspection Rights.  Grantor hereby grants to Lender and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, any of Grantor’s plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested, but not more than once in every six (6) months; provided, however, nothing herein shall entitle Lender access to Grantor’s trade secrets and other proprietary information.

6.           Further Assurances; Attorney in Fact.

(a)           On a continuing basis, Grantor will, upon request by Lender, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Lender, to perfect Lender’s security interest in all Copyrights, Patents, Trademarks, and Mask Works and otherwise to carry out the intent and purposes of this IP Agreement, or for assuring and confirming to Lender the grant or perfection of a security interest in all Intellectual Property Collateral.

(b)           In addition to section 6(a) above, Grantor shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior written notice to Lender of its intent to register such Copyrights or Mask Works and has provided Lender with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Lender may reasonably request in order to maintain the perfection and priority of Lender’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Grantor shall promptly provide to Lender a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Lender to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  Grantor shall provide written notice to Lender of any application filed by Grantor in the United States Patent Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.

(c)           Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Lender or otherwise, from time to time in Lender’s discretion, upon Grantor’s failure or inability to do so, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this IP Agreement, including:

(i)           To modify, in its sole discretion, this IP Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Grantor no longer has or claims any right, title or interest; and

(ii)           To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Intellectual Property Collateral, without  notice to Grantor, with all appropriate jurisdictions, as Lender deems appropriate, in order to further perfect or protect Lender’s interest in the Intellectual Property Collateral.

7.           Events of Default.  The occurrence of any of the following shall constitute an Event of Default under this IP Agreement:

(a)           An Event of Default occurs under the Loan Agreement, Guaranty, or Security Agreement; or any document from Grantor or Borrower to Lender; or

(b)           Grantor breaches any warranty or agreement made by Grantor in this IP Agreement.

8.           Remedies.  Upon the occurrence and continuance of an Event of Default, Lender shall have the right to exercise all the remedies of a secured party under the Massachusetts Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Intellectual Property Collateral and any tangible property in which Lender has a security interest and to make it available to Lender at a place designated by Lender.  Lender shall have a nonexclusive, royalty free license to use the Copyrights, Patents, Trademarks, and Mask Works to the extent reasonably necessary to permit Lender to exercise its rights and remedies upon the occurrence of an Event of Default.  Grantor will pay any expenses (including reasonable attorney’s fees) incurred by Lender in connection with the exercise of any of Lender’s rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral.  All of Lender’s rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

9.           Indemnity.  Grantor agrees to defend, indemnify and hold harmless Lender and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this IP Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following or consequential to transactions between Lender and Grantor, whether under this IP Agreement or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Lender’s gross negligence or willful misconduct.

10.           Termination.  At such time as Grantor shall completely satisfy all of the obligations secured hereunder, Lender shall execute and deliver to Grantor all releases, terminations, and other instruments as may be necessary or proper to release the security interest hereunder.

11.           Course of Dealing.  No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.           Amendments.  This IP Agreement may be amended only by a written instrument signed by both parties hereto.

13.           Counterparts.  This IP Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

14.           Law and Jurisdiction.  This IP Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.  GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, GRANTOR ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.  NOTWITHSTANDING THE FOREGOING,  THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE LENDER’S RIGHTS AGAINST THE GRANTOR OR ITS PROPERTY.

GRANTOR AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

15.           Confidentiality.  In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Lender’s subsidiaries or affiliates in connection with their present or prospective business relations with Grantor; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Lender’s examination or audit; and (v) as Lender considers appropriate in exercising remedies under this Agreement.  Confidential information does not include information that either: (a) is in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (b) is disclosed to Lender by a third party, if Lender reasonably does not know that the third party is prohibited from disclosing the information.

EXECUTED as a sealed instrument under the laws of the Commonwealth of Massachusetts on the day and year first written above.

Address of Grantor:	GRANTOR:

75 Rockefeller Plaza	GLOBALOPTIONS GROUP, INC.
New York, NY 10019
	By:	/s/ Harvey W. Schiller

	Name:	Harvey W. Schiller

	Title:	Chairman and CEO

SILICON VALLEY BANK

By:	/s/ Megan Scheffel

Name:	Megan Scheffel

Title:	Vice-President